Exhibit 99.1

Volta Inc. Receives Notice from NYSE Regarding Trading Share Price Listing Rule

NEW YORK, NY (November 25, 2022) – Volta Inc. (NYSE: VLTA, VLTA WS) (“Volta'' or the “Company”), an industry-leading electric vehicle (“EV”) charging and media company, today announced that it received notice from the New York Stock Exchange (the “NYSE”) that the Company’s Class A Common Stock is not in compliance with the NYSE’s continued listing standard  because the average closing price was less than $1.00 over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the Company’s Class A Common Stock from the NYSE.

The Company plans to notify the NYSE by December 8, 2022, that it intends to cure the stock price deficiency and regain compliance with the NYSE continued listing requirements. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at the Company’s next annual meeting of stockholders, if necessary to cure the stock price non-compliance. Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The Company’s Class A Common Stock will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.

About Volta Inc.

Volta Inc. (NYSE: VLTA) is an industry-leading electric vehicle (“EV”) charging and media company. Volta's unique network of charging stations powers vehicles and drives business growth while accelerating a clean energy future. Volta delivers value to site hosts, brands, and consumers by installing charging stations that feature large-format digital advertising screens located steps away from the entrances of popular commercial locations. Retailers can attract and influence foot traffic, advertisers can precisely target audiences, and EV drivers can charge their vehicles seamlessly as they go about their daily routines. Volta's extensive network leverages its proprietary PredictEV® platform, which uses sophisticated behavioral science and machine learning technology to help commercial property owners, cities, and electric utilities plan EV infrastructure intelligently, efficiently, and equitably. To learn more, visit www.voltacharging.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws. These forward-looking statements generally are identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “may,” “opportunity,” “plan,” “potential,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated in our subsequent Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.voltacharging.com. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

For Investor / Analyst:

Drew Lipsher, Chief Development Officer

Drew@voltacharging.com

For Media / Press:

Jette Speights, SVP of Communications

Jette@voltacharging.com